UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

ScanTech AI Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42463	93-3502562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Enterprise Drive Buford, Georgia	30518
(Address of principal executive offices)	(Zip Code)

+1 (470) 655-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2025, ScanTech AI Systems Inc. (the “Company”) and Vanquish Funding Group Inc. (“Vanquish”) entered into a securities purchase agreement (the “Agreement”). Pursuant to the terms of the Agreement, the Company issued a convertible promissory note (the “Note”) to Vanguish with a total principal amount of up to $270,900. The Note bears interest at an annual rate of 10% and matures on October 22, 2026 (the “Maturity Date”). The Note further bears an original issue discount price of $12,900.

Vanquish has the right, but not the obligation, to convert, at any time following 180 days following the date of the Agreement and the Note and prior to the later of the Maturity Date or the date of payment of the Default Amount (as defined below), all or any portion of the outstanding Principal Amount, accrued interest and fees due and payable thereon into shares (the “Conversion Shares”) of the Company’s common stock. Conversion Shares shall refer to any unpaid principal amount and interest as of the date of the conversion notice, plus any shares that should be issued, should Default Interest (as defined below) be applied. The conversion price for the Conversion Shares is equal to 75% of the average of the two lowest trading prices for the Company’s common stock during the ten trading day period preceding the conversion date. “Trading Price” means the price at which a trade of the Company’s common stock is reported by a reliable reporting service designated by Vanquish. Vanquish is prohibited from converting an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of the Company’s common stock beneficially owned by Vanquish and 4.99% of the outstanding shares of the Company’s common stock. The Lender may not waive such 4.99% limitation. For purposes of the Note, “Default Amount” shall mean an amount equal to 150% times the sum of, as of the date of the payment of the Default Amount, (i) the remaining principal amount of the Note, (ii) any unpaid and accrued interest; and (iii) an interest rate of 22% on any amount principal or interest remaining (the “Default Interest”).

Moreover, the Note provides that in no event will the Company be required to (i) issue shares of Company’s common stock (or securities convertible into or exercisable for the Company’s common stock), exceeding 19.99% of the Company’s common stock or exceeding 19.99% of the voting power outstanding, as determined in accordance with the relevant stock exchange rules (the “Conversion Cap”), and (ii) otherwise issue shares of the Company’s common stock or other securities which issuance would violate any rule of the Securities and Exchange Commission (the “SEC”) or the relevant stock exchange or trading market on which the Company’s common stock is then listed or quoted, unless stockholder approval is obtained pursuant to Rule 5635(d) of the Nasdaq Stock Market rules.

Additionally, the Company may prepay, in full, the outstanding principal amount and any unpaid interest by giving Vanquish three days written notice. In the event the Company chooses to prepay the Note, the Company shall prepay the sum of all outstanding unpaid principal amount, all unpaid and accrued interest, and Default Interest, if any, multiplied by 120% should the prepayment come within 90 days of the date of the Note, or shall be multiplied by 125% should the prepayment notice come within 91 days and 190 days following the date of the Note.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

The Company expects to issue the Conversion Shares in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) under the Securities Act as a transaction not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated December 22, 2025, by and between the Company and Vanquish.
10.2	Convertible Promissory Note, dated December 22, 2025, by and between the Company and Vanquish.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2025	SCANTECH AI SYSTEMS INC.

	By:	/s/ Dolan Falconer
	Name:	Dolan Falconer
	Title:	Chief Executive Officer